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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the inclusion of our report dated 26 May 1999 with respect to the balance sheets of Cable & Wireless Global Marine as of 31 March 1999 and 1998 and the results of their operations and cashflows for each of the years in the three-year period ended 31 March 1999, in this Registration Statement on Form S-4 and in the Post-Effective Amendment No.1 to the Registration Statement on Form S-4, File No. 333-82657, of Global Crossing Ltd. and to the references to our firm under the headings "Experts" and "Global Marine selected historical financial information" in these Registration Statement.


                                               Yours faithfully

                                                         /s/ KPMG Audit Plc
                                               -------------------------------
                                                         KPMG Audit Plc
Ipswich, England

September 8, 1999